Exhibit 99.1

CERTIFICATON OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Hemagen Diagnostics, Inc. on Form 10-QSB for the period ending March 31, 2003, the quarterly report, I, William P. Hales, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Hales
William P. Hales
President and Chief Executive Officer

May 14, 2003

A signed original of this written statement required by Section 906 has been provided to Hemagen Diagnostics, Inc and will be retained by Hemagen Diagnostics, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

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